UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2018

PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 Sir John Rogerson’s Quay, Block C
Grand Canal Docklands
Dublin 2, D02 T804, Ireland
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, A. W. (Bill) Homan notified Prothena Corporation plc (the “Company”) that he has decided to retire in 2019 from his position as the Company’s Chief Legal Officer (“CLO”) and Company Secretary. The Company is immediately initiating a search for a new CLO.

Mr. Homan has agreed to continue as the Company’s CLO until his replacement is hired, provided it is no later than July 1, 2019. Under the terms of a Retirement Transition Letter that he entered into with the Company on December 11, 2018, Mr. Homan will cease being an officer of the Company on the date his replacement is appointed, but will remain employed by Prothena Biosciences Inc (“PBI”), an indirect wholly-owned subsidiary of the Company, from that date until July 1, 2019 (the “Transition Period”). During the Transition Period, he will work to transition his responsibilities to the new CLO and will have such other duties and responsibilities as may be assigned by PBI. Mr. Homan will be a full-time employee during the first three months of the Transition Period and a part-time employee for the remainder of the Transition Period. PBI will pay to Mr. Homan a salary at his current annual salary rate of $368,460 during the portion of the Transition Period that he is a full-time employee, and a salary at an annual salary rate of $185,000 during the portion of the Transition Period that he is a part-time employee. He will not be eligible to participate in the Company’s Incentive Compensation Plan for the 2019 performance period; however, in exchange for a standard waiver and release, the Company has agreed to pay Mr. Homan an amount equal to what would have been his targeted bonus for 2019 (at his current bonus participation rate of 40%), based on his actual eligible earnings in 2019, provided that he does not terminate his employment prior to July 1, 2019. In addition, stock options previously granted to Mr. Homan will remain outstanding and continue to vest in accordance with their terms while he remains an employee during the Transition Period. Any options that are unvested on the date Mr. Homan’s employment ends will immediately terminate, and (subject to Mr. Homan’s execution of the standard waiver and release) any options that are vested on that date will remain outstanding until the one-year anniversary of that date.

The foregoing description of the Retirement Transition Letter does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Retirement Transition Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the Company’s fiscal year ending December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2018	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Operating Officer and Chief Financial Officer